UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 14, 2014

INTEGRATED INPATIENT TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-191564	65-1011679
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

100 Linton Boulevard, Suite 213-B Delray Beach, FL 33483
(Address of principal executive offices)

561-276-3737
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendment to Articles of Incorporation

Effective July 16, 2014, the Registrant amended its Articles of Incorporation to increase the total number of shares of all classes of stock which the Registrant has the authority to issue to 310,000,000 shares, of which 300,000,000 shares shall be Common Stock with a par value of $0.0001 per share, and 10,000,000 shares shall be Serial Preferred Stock with a par value of $0.0001 per share.

Item 5.07. Submission of Matters to a Vote of Security Holders.

Effective July 14, 2014, the holders of 52.5% of the outstanding Common Stock of the Registrant voted to amend the Registrant’s Articles of Incorporation to increase the total number of shares of all classes of stock which the Registrant has the authority to issue to 310,000,000 shares, of which 300,000,000 shares shall be Common Stock with a par value of $0.0001 per share, and 10,000,000 shares shall be Serial Preferred Stock with a par value of $0.0001 per share.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1 Amendment to Articles of Incorporation to increase authorized shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 17th day of July 2014.

Integrated Inpatient Solutions, Inc.

By:	/s/ Osnah Bloom
Osnah Bloom Principal Executive Officer and Principal Financial Officer